For Period ended 1/31/2015                  Series 28, 32, 35, 36, 39
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:



USAA High Income - Adviser Shares

72DD
Dollar Distributions
280


73A
Per Share Distributions
..2269


74U
Shares Outstanding
1,435


74V
NAV
8.45


USAA Income Fund - Adviser Shares

72DD
Dollar Distributions
1874


73A
Per Share Distributions
..2560


74U
Shares Outstanding
11597


74V
NAV
13.39


USAA Intermediate-Term Bond - Adviser Shares

72DD
Dollar Distributions
1386


73A
Per Share Distributions
..2066

74U
Shares Outstanding
10468

74V
NAV
10.94


USAA Short-Term Bond Fund - Adviser Shares

72DD
Dollar Distributions
103


73A
Per Share Distributions
0.0644

74U
Shares Outstanding
1,622

74V
NAV
9.20

USAA Value Fund - Adviser Shares

72DD
Dollar Distributions
92


73A
Per Share Distributions
..2082


74U
Shares Outstanding
444


74V
NAV
19.35